Exhibit 23.3

A Professional Corporation
CONSENT OF ACCOUNTANTS
We consent to the reference to our firm under the caption “Experts” in the Form S-3 Registration Statement and related Prospectus of Capital Senior Living Corporation (the “Company”) for the registration of up to $100,000,000 of debt securities, common stock, preferred stock, depository shares, warrants, rights, purchase contracts, and units and to the incorporation by reference of our report, dated November 12, 2010, relating to the balance sheets of Signature Assisted Living of Texas, LLC as of June 30, 2010 and 2009, and the related statements of income, members’ equity and cash flows for the six months then ended, which is included in this Form S-3, in each case as may be further amended. This consent should not be regarded as in any way updating the aforementioned report or representing that we performed any procedures subsequent to the date of such report.
Dallas, Texas
February 18, 2011
12221 Merit Drive • Suite 1800 • Dallas, Texas 75251
972.404-1010 • Facsimile 972.404.1122 • E-mail: hmpc@hmpc.com • www.hmpc.com

A Professional Corporation
CONSENT OF INDEPENDENT AUDITORS
We consent to the reference to our firm under the caption “Experts” in the Form S-3 Registration Statement and related Prospectus of Capital Senior Living Corporation (the “Company”) for the registration of up to $100,000,000 of debt securities, common stock, preferred stock, depository shares, warrants, rights, purchase contracts, and units and to the incorporation by reference of our report, dated November 11, 2010, relating to the balance sheets of Signature Assisted Living of Texas, LLC as of December 31, 2009 and 2008, and the related statements of income, changes in members’ equity and cash flows for the years then ended, which is included in this Form S-3, in each case as may be further amended. This consent should not be regarded as in any way updating the aforementioned report or representing that we performed any procedures subsequent to the date of such report.
Dallas, Texas
February 18, 2011
12221 Merit Drive • Suite 1800 • Dallas, Texas 75251
972.404-1010 • Facsimile 972.404.1122 • E-mail: hmpc@hmpc.com • www.hmpc.com